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                                                               EXHIBIT 23(c)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of No. 333-27801 Applied Industrial Technologies Inc. on Form S-4 of our report dated February 10, 1997 (April 29, 1997 as to Note 12) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Detroit, Michigan
July 7, 1997